UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2020

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(Address of principal executive offices, including zip code)

(804) 723-7000

(Registrant’s telephone number, including area code)

Post Office Box 27626,

Richmond, Virginia 23261-7626

(Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 21, 2020, Owens & Minor, Inc., a Virginia corporation (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc. (the “Manager”), pursuant to which the Company may offer and sell, from time to time, through the Manager, shares of the Company’s common stock, par value $2.00 per share, having an aggregate offering price of up to $50.0 million (the “Shares”). Any Shares sold under the Equity Distribution Agreement will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333- 238068), filed with the Securities and Exchange Commission (“SEC”) on May 7, 2020, and effective as of May 20, 2020, the base prospectus filed as part of such registration statement and the prospectus supplement, dated May 21, 2020, filed by the Company with the SEC.

The Company is not obligated to sell any Shares under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Manager will use commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares from time to time based upon the Company’s instructions, including the maximum amount of Shares to be issued on a daily basis or otherwise as agreed with the Manager, and the minimum price per share at which such Shares may be sold. Subject to the terms and conditions of the Equity Distribution Agreement, sales of the Shares may be made at market prices in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange (the “NYSE”), the existing trading market for our common stock. The Manager will not engage in any prohibited stabilizing transactions with respect to the Company’s common stock. The Manager’s obligation to sell Shares under the Equity Distribution Agreement is subject to satisfaction of certain customary closing conditions for transactions of this nature.

The Company will pay the Manager a commission of up to 2.75% of the gross sales price of the Shares, except as otherwise agreed, sold under the terms of the Equity Distribution Agreement. The Company has agreed to provide the Manager with customary indemnification and contribution rights. The Company has also agreed to reimburse the Manager for legal fees, up to a maximum amount of $100,000, in connection with establishing the “at-the-market” program.

The Equity Distribution Agreement may be terminated by the Manager or the Company at any time upon notice to the other party, or by the Manager at any time in certain circumstances, including any suspension or limitation on the trading of the Company’s common stock on the NYSE.

The foregoing description is qualified in its entirety by reference to the form of Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Hunton Andrews Kurth LLP has issued an opinion, dated May 21, 2020, to the Company regarding certain legal matters with respect to the at-the-market offering, a copy of which is filed as Exhibit 5.1 hereto.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Equity Distribution Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Form of Equity Distribution Agreement

5.1	Opinion of Hunton Andrews Kurth LLP

23.1	Consent of Hunton Andrews Kurth LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.
Date: May 21, 2020

	By:	/s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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